As filed with the Securities and Exchange Commission on November 19, 2020

No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Maravai LifeSciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8731	85-2786970
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10770 Wateridge Circle Suite 200

San Diego, California 92121

Telephone: (858) 546-0004

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carl W. Hull

Chief Executive Officer

10770 Wateridge Circle Suite 200

San Diego, California 92121

Telephone: (858) 546-0004

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward, P.C. Robert E. Goedert, P.C. Michael P. Keeley Kirkland & Ellis LLP 300 North LaSalle Street Chicago, Illinois 60654 (312) 862-2000	Alan F. Denenberg Emily Roberts Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File Number 333-249733

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	11,500,000	$27.00	$310,500,000	$33,875.55

(1)

Includes 1,500,000 shares subject to the underwriters’ option to purchase additional shares. The shares being registered under this Registration Statement are in addition to the 57,500,000 shares registered pursuant to the Registration Statement on Form S-1, as amended (File No. 333-249733).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The Registrant previously paid a filing fee of $169,377.75 in connection with the filing of the Registration Statement on Form S-1, as amended (File No. 333-249733), which Registration Statement was declared effective by the Securities and Exchange Commission on November 19, 2020 and contemplated a proposed maximum offering price of $1,552,500,000. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $310,500,000 are hereby registered, which includes shares subject to the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of Class A common stock, par value $0.01 per share, of Maravai LifeSciences Holdings, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and accountants’ consents. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-249733), initially filed by the Registrant on October 29, 2020, declared effective by the Securities and Exchange Commission on November 19, 2020. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of Class A common stock offered by the Registrant by 11,500,000 shares, which includes 1,500,000 additional shares that the underwriters have the option to purchase. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-249733), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Kirkland & Ellis LLP regarding the validity of the shares of Class A common stock registered (filed as Exhibit 5.1 to Amendment No. 2 to the prior Registration Statement (File No. 333-249733), filed with the Securities and Exchange Commission on November 13, 2020)

23.1	Consent of Independent Registered Public Accounting Firm, as to Maravai LifeSciences Holdings, Inc.

23.2	Consent of Independent Registered Public Accounting Firm, as to Maravai Topco Holdings, LLC

23.3*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature pages of the prior Registration Statement (File No. 333-249733), as filed with the Securities and Exchange Commission on October 29, 2020).

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 19, 2020.

MARAVAI LIFESCIENCES HOLDINGS, INC.

By:	/s/ Carl W. Hull
Name:	Carl W. Hull
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl W. Hull Carl W. Hull	Chief Executive Officer and Director (Principal Executive Officer)	November 19, 2020

/s/ Kevin Herde Kevin Herde	Chief Financial Officer (Principal Financial and Accounting Officer)	November 19, 2020

/s/ Anat Ashkenazi Anat Ashkenazi	Director	November 19, 2020

/s/ Sean Cunningham Sean Cunningham	Director	November 19, 2020

/s/ Benjamin Daverman Benjamin Daverman	Director	November 19, 2020

/s/ Susannah Gray Susannah Gray	Director	November 19, 2020

/s/ Robert B. Hance Robert B. Hance	Director	November 19, 2020

/s/ Jessica Hopfield Jessica Hopfield	Director	November 19, 2020

/s/ Gregory T. Lucier Gregory T. Lucier	Director	November 19, 2020

/s/ Luke Marker Luke Marker	Director	November 19, 2020

/s/ Constantine Mihas Constantine Mihas	Director	November 19, 2020

/s/ Murali K. Prahalad Murali K. Prahalad	Director	November 19, 2020